EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Lamar Advertising Company:

We consent to incorporation by reference in the Registration Statements of Lamar Advertising Company and Lamar Media Corp. on Forms S-8 (Nos. 333-89034, 333-10337, 333-79571, 333-37858, 333-34840, 333-116007 and 333-116008), S-3 (No. 333-108688 and 333-48288) and S-4 (No. 333-108689 and 333-48266) of (a) our report dated February 9, 2004, except for Notes 2 and 10, as to which the date is November 15, 2004, relating to the consolidated balance sheets of Lamar Advertising Company and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, and (b) our report dated February 9, 2004, except for Notes 2 and 10, as to which the date is November 15, 2004, relating to the consolidated balance sheets of Lamar Media Corp. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which reports appear in the December 31, 2003, annual report on Form 10-K/A of Lamar Advertising Company.

Our reports refer to (a) the Company’s restatement of its consolidated financial statement for the year ended December 31, 2003, (b) the adoption of the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations”, and certain provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”, as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001 and the full adoption of the provisions of SFAS No. 142 on January 1, 2002, and (c) the adoption of the provisions of SFAS No. 143, “Accounting for Assets Retirement Obligations” on January 1, 2003.

/s/ KPMG LLP

KPMG LLP

New Orleans, Louisiana
November 29, 2004